RYDEX SERIES FUNDS

Amended and Restated Rule 18f-3 Multiple Class Plan
(the “Multiple Class Plan”)

August 28, 2000, as amended and restated May 21, 2018

Rydex Series Funds (the “Trust”), a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each fund listed on Schedule A hereto (each a “Fund” and, collectively, the “Funds”).

A.    Attributes of Share Classes

1.
The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Trust’s Board of Trustees (the “Board”) and as attached hereto as Exhibits.

2.
With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust’s then-current registration statement; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Distribution Plan”), and separately bear any other service fees (“service fees”) that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter (such as a Distribution Plan or service agreement relating to a class) submitted to shareholders that relates solely to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.    Expense Allocations

With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

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C.     Amendment of Plan; Periodic Review

This Multiple Class Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

The Board, including a majority of the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act (the “Independent Trustees”), must periodically review this Multiple Class Plan for its continued appropriateness, and must approve any material amendment of the Multiple Class Plan as it relates to any class of any Fund covered by the Multiple Class Plan. In approving any material amendment to the Multiple Class Plan, the Trustees, including a majority of the Independent Trustees, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

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EXHIBIT A

RYDEX SERIES FUNDS

CERTIFICATE OF CLASS DESIGNATION

INVESTOR CLASS SHARES

1.    CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Investor Class shares are sold without a sales charge or asset-based distribution or shareholder servicing fee.

2.    ELIGIBILITY OF PURCHASERS

Investor Class shares are offered directly through the Funds’ transfer agent, MUFG Investor Services (US), LLC, and also through authorized securities brokers and other financial intermediaries.

Investor Class shares held through a third party (e.g., a brokerage account) are typically subject to the following minimum initial investment amounts and minimum account balance requirements:

•	$1,000 for retirement accounts

•	$2,500 for all other accounts

Investor Class shares held directly at Guggenheim Investments (other than those that are managed by financial professionals) are subject to a minimum initial investment and account balance of $5,000 (including retirement accounts). These minimum initial amounts may be modified or waived at the discretion of the Funds.

Investor Class shares held directly at Guggenheim Investments and managed by a financial professional are not subject to minimum initial investment and minimum account balance requirements.

There are no minimum amounts for subsequent investments in Investor Class shares except for subsequent purchases of investments made through Automated Clearing House.

The investor eligibility requirements may be amended from time to time as reflected in the Trust’s then-current registration statement, as amended from time to time (the “Registration Statement”).

3.    EXCHANGE PRIVILEGES

Investor Class shares of each Fund may be exchanged for Investor Class shares (or Class H shares, if applicable) of any other Rydex Series Fund or Rydex Dynamic Fund or for Money Market Class shares of the Rydex Series Funds U.S. Government Money Market Fund in accordance with the procedures disclosed in the Registration Statement, and subject to any applicable limitations resulting from the closing of Funds to new investors.

A-1

4.    VOTING RIGHTS

Each Investor Class shareholder will have one vote for each full Investor Class share held and a fractional vote for each fractional Investor Class share held. Investor Class shareholders will have exclusive voting rights regarding any matter submitted to Investor Class shareholders that relates solely to Investor Class shares and will have separate voting rights on any other matter submitted to Investor Class shareholders in which the interests of Investor Class shareholders differ from the interests of holders of any other class.

5.    CONVERSION RIGHTS

Investor Class shares do not have a conversion feature.

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EXHIBIT B

RYDEX SERIES FUNDS

CERTIFICATE OF CLASS DESIGNATION

CLASS C SHARES

1.    CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class C shares are subject to asset-based fees under a Distribution and Shareholder Services Plan (the “Class C Plan”) adopted by the Board of Trustees pursuant to Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Class C Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Guggenheim Funds Distributors, LLC (the “Distributor”) and other firms that provide distribution services (“Service Providers”), at an annual rate of up to 0.75% of each Fund’s average daily net assets attributable to Class C shares. The annual 0.75% distribution fee will be used to reimburse the Distributor for paying Service Providers that offer and sell Class C shares of the Funds an on-going sales commission. The Distributor will advance the first year service and distribution fees. The Trust, on behalf of each applicable Fund, will make monthly payments to Service Providers for providing shareholder services under the Class C Plan at an annual rate of 0.25% of each Fund’s average daily net assets attributable to Class C shares, as compensation for providing some or all of the following shareholder services: (i) maintaining accounts relating to Clients that invest in Class C shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by the Distributor or any Service Provider; (iv) responding to inquiries from Clients concerning their investment in Class C shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in Class C shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Clients; (viii) processing purchase exchange and redemption requests from Clients and placing orders with the Funds or their service providers; (ix) providing sub-accounting with respect to Class C shares beneficially owned by Clients; and (x) processing dividend payments from the Funds on behalf of Clients. Class C shares are sold without an up-front sales charge but may be subject to a contingent-deferred sales charge (“CDSC”) if shares are sold within 12 months of purchase, as described in the Trust’s then-current registration statement, as amended from time to time (the “Registration Statement”).

2.    ELIGIBILITY OF PURCHASERS

Class C shares are offered primarily through authorized securities brokers and other financial intermediaries. Shares are also offered directly through the Funds’ transfer agent, MUFG Investor Services (US), LLC.

Class C shares held through a third party (e.g., a brokerage account) are typically subject to the following minimum initial investment amounts and minimum account balance requirements:

•	$1,000 for retirement accounts

•	$2,500 for all other accounts

Class C shares held directly at Guggenheim Investments (other than those that are managed by financial professionals) are subject to a minimum initial investment and account balance of $5,000. These minimum initial investment amounts may be modified or waived at the discretion of the Funds.

Class C shares held directly at Guggenheim Investments and managed by a financial professional are not subject to minimum initial investment and minimum account balance requirements.

There are no minimum amount requirements for subsequent investments in Class C shares except for subsequent investments made through Automated Clearing House.

The investor eligibility requirements may be amended from time to time as reflected in the Registration Statement.

3.    EXCHANGE PRIVILEGES

Class C shares of each Fund may be exchanged for Class C shares of any other fund in the Guggenheim Investments family of funds, as identified in the Registration Statement, or for Money Market Class shares of the Rydex Series Funds U.S. Government Money Market Fund in accordance with the procedures disclosed in the Registration Statement, and subject to any applicable limitations resulting from the closing of Funds to new investors.

Class C shares held through a fee-based advisory program sponsored by Merrill Lynch (“Advisory Program”) or held in a brokerage account but in the process of being transferred into an Advisory Program may be exchanged for Institutional Class shares of the same Fund within the Advisory Program at any time. Such exchanges will be on the basis of the relative net asset values per share, without requiring any investment minimum to be met and without the imposition of any redemption fee or other charge. If a CDSC is applicable to such Class C shares, then the exchange may not occur until after the shares have been held for a 12 month period, except that a CDSC applicable to Class C shares exchanged for Institutional Class shares through a fee-based individual retirement account on the Merrill Lynch platform will be waived and Merrill Lynch will remit the portion of the payment to be made to the Distributor equal to the number of months remaining on the CDSC period divided by the total number of months of the CDSC period.

The Guggenheim Funds currently include all closed- and open-end funds (including all of their portfolios) advised by Security Investors, LLC (the “Advisor”), including each series of Rydex Series Funds and Rydex Dynamic Funds, and any funds that have an investment adviser or servicing agent that is an affiliated person of the Advisor.

4.    VOTING RIGHTS

Each Class C shareholder will have one vote for each full Class C share held and a fractional vote for each fractional Class C share held. Class C shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class C shares (such as a distribution plan or service agreement relating to Class C shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class C shareholders differ from the interests of holders of any other class.

5.    CONVERSION RIGHTS

Class C shares shareholders of any Fund that offers Institutional Class shares may convert their Class C shares into Institutional Class shares of that Fund if they meet the eligibility criteria for Institutional Class shares, as described in the Registration Statement. Sales charges may apply to any such conversion.

Class C shares of a Fund held through Merrill Lynch, that are subject to certain sales charge waivers and discounts instituted by Merrill Lynch, as described in the Registration Statement (“Level Load Shares”), will be exchanged for standard (non-Merrill Lynch purchased) Class A shares of the same Fund, which are subject to the specified sales charges, sales charge waivers and discounts described in the Registration Statement. However, the front-end sales charge typically imposed on purchases of Class A shares of the Funds will be waived in connection with the conversion of Level Load Shares of the same Fund in the month of or following the ten-year anniversary of the purchase date.

From time to time, certain investors who purchase Class C shares of a Fund through a designated intermediary identified in the Registration Statement may convert those Class C shares into Class A shares of equal aggregate value of the same Fund without incurring any sales charges subject to the conditions, if any, set forth in the Registration Statement.

Effective August 10, 2018, Class C shares of each Fund will automatically convert to Class A shares of the same Fund on or about the 10th day of the month following the 10-year anniversary date of the purchase of Class C shares. Such conversion will not be subject to any sales charge, fee or other charge. After the conversion is completed the shares will be subject to all features and expenses of Class A shares.

EXHIBIT C

RYDEX SERIES FUNDS

CERTIFICATE OF CLASS DESIGNATION

CLASS H SHARES

1.    CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class H shares are sold without a sales charge but are subject to asset-based fees under a Distribution Plan (the “Class H Distribution Plan”) adopted pursuant to Rule 12b-1 of the Investment Company Act of 1940 and a Shareholder Services Plan (the “Class H Shareholder Services Plan”). Pursuant to the Class H Distribution Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Guggenheim Funds Distributors, LLC (the “Distributor”) for providing distribution services, at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the Class H shares. The Distributor will use this fee to compensate service providers for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments. The Trust, on behalf of each applicable Fund, will make monthly payments to service providers, including MUFG Investor Services (US), LLC, for providing shareholder services under the Class H Shareholder Services Plan at an annual rate of 0.25% of each Fund’s average daily net assets attributable to the Class H shares, as compensation for providing some or all of the following shareholder services: (i) maintaining accounts relating to Clients that invest in Class H shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by the Distributor or any service provider; (iv) responding to inquiries from Clients concerning their investment in Class H shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in Class H shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Clients; (viii) processing purchase exchange and redemption requests from Clients and placing orders with the Funds or their service providers; (ix) providing sub-accounting with respect to Class H shares beneficially owned by Clients; and (x) processing dividend payments from the Funds on behalf of Clients. Each servicer provider will only receive up to 0.25% of each Fund’s average daily net assets for either distribution-related services or shareholder services.

2.    ELIGIBILITY OF PURCHASERS

Class H shares are offered directly through the Funds’ transfer agent, MUFG Investor Services (US), LLC, and also through authorized securities brokers and other financial intermediaries.

Class H shares held through a third party (e.g., a brokerage account) are typically subject to the following minimum initial investment amounts and minimum account balance requirements:

•	$1,000 for retirement accounts

•	$2,500 for all other accounts

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Class H shares held directly at Guggenheim Investments (other than those that are managed by financial professionals) are subject to a minimum initial investment and account balance of $5,000 (including retirement accounts). These minimum initial amounts may be modified or waived at the discretion of the Funds.

Class H shares held directly at Guggenheim Investments and managed by a financial professional are not subject to minimum initial investment and minimum account balance requirements.

There are no minimum amounts for subsequent investments in Class H shares except for subsequent investments made through Automated Clearing House.

The investor eligibility requirements may be amended from time to time as reflected in the Trust’s then- current registration statement, as amended from time to time (the “Registration Statement”).

3.    EXCHANGE PRIVILEGES

Class H shares of each Fund may be exchanged for Class H shares of any other Rydex Series Fund or Rydex Dynamic Fund or for Money Market Class shares of the Rydex Series Funds U.S. Government Money Market Fund in accordance with the procedures disclosed in the Registration Statement, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.    VOTING RIGHTS

Each Class H shareholder will have one vote for each full Class H share held and a fractional vote for each fractional Class H share held. Class H shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class H shares (such as a distribution plan relating to Class H shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class H shareholders differ from the interests of holders of any other class.

5.    CONVERSION RIGHTS

Class H shares do not have a conversion feature.

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EXHIBIT D

RYDEX SERIES FUNDS

CERTIFICATE OF CLASS DESIGNATION

CLASS A SHARES

1.    CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class A shares are subject to asset-based fees under a Distribution Plan (the “Class A Plan”) adopted by the Board of Trustees pursuant to Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Class A Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Guggenheim Funds Distributors, LLC (the “Distributor”) for providing distribution services at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to Class A shares. The Distributor will use this fee to compensate other firms (“Service Providers”) for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments. Class A shares are typically sold with a front-end sales charge, as described in more detail in the Trust’s then-current registration statement, as amended from time to time (the “Registration Statement”).

Class A shares of a Fund purchased through certain intermediaries specified in the Registration Statement will be eligible for certain front-end sales charge waivers, as described in the Registration Statement.

2.    ELIGIBILITY OF PURCHASERS

Class A shares are offered primarily through authorized securities brokers and other financial intermediaries. Class A shares are also offered directly through the Funds’ transfer agent, MUFG Investor Services (US), LLC.

Class A shares held through a third party (e.g., a brokerage account) are typically subject to the following minimum initial investment amounts and minimum account balance requirements:

•	$1,000 for retirement accounts

•	$2,500 for all other accounts

Class A shares held directly at Guggenheim Investments (other than those that are managed by financial professionals) are subject to a minimum initial investment and account balance of $5,000. These minimum initial amounts may be modified or waived at the discretion of the Funds.

Class A shares held directly at Guggenheim Investments and managed by a financial professional are not subject to minimum initial investment and minimum account balance requirements.

There are no minimum amount requirements for subsequent investments in Class A shares except for subsequent investments made through Automated Clearing House.

The investor eligibility requirements may be amended from time to time as reflected in the Registration Statement.

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3.    EXCHANGE PRIVILEGES

Class A shares of each Fund may be exchanged for Class A shares of any other fund in the Guggenheim Investments family of funds, as identified in the Registration Statement, or for Money Market Class shares of the Rydex Series Funds U.S. Government Money Market Fund in accordance with the procedures disclosed in the Registration Statement, and subject to any applicable limitations resulting from the closing of Funds to new investors.

Class A shares held through a fee-based advisory program sponsored by Merrill Lynch (“Advisory Program”) or held in a brokerage account but in the process of being transferred into an Advisory Program may be exchanged for Institutional Class shares of the same Fund within the Advisory Program at any time. Such exchanges will be on the basis of the relative net asset values per share, without requiring any investment minimum to be met and without the imposition of any redemption fee or other charge.

The Guggenheim Funds currently include all closed- and open-end funds (including all of their portfolios) advised by Security Investors, LLC (the “Advisor”), including each series of Rydex Series Funds and Rydex Dynamic Funds, and any funds that have an investment adviser or servicing agent that is an affiliated person of the Advisor.

4.    VOTING RIGHTS

Each Class A shareholder will have one vote for each full Class A share held and a fractional vote for each fractional Class A share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A shares (such as a distribution plan relating to Class A shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A shareholders differ from the interests of holders of any other class.

5.    CONVERSION RIGHTS

Class A shares shareholders of any Fund that offers Institutional Class shares may convert their Class A shares into Institutional Class shares of that Fund if they meet the eligibility criteria for Institutional Class shares, as described in the Registration Statement. Sales charges may apply to any such conversion.

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EXHIBIT E

RYDEX SERIES FUNDS

CERTIFICATE OF CLASS DESIGNATION

INSTITUTIONAL CLASS SHARES

1.    CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Institutional Class shares are sold without a sales charge or asset-based distribution or shareholder servicing fee.

2.    ELIGIBILITY OF PURCHASERS

Institutional Class shares are offered directly through the Funds’ transfer agent, MUFG Investor Services (US), LLC, and also through authorized securities brokers and other financial intermediaries.

Institutional Class shares generally may be purchased by the following types of investors:

•	Institutional investors, such as corporations, pension and profit sharing plans, and foundations, who invest the minimum initial investment amount of $2 million in a Fund.

•	Investors who invest the minimum initial investment amount of $2 million directly with the Funds’ transfer agent, MUFG Investor Services (US), LLC;

•	Employee benefit plan programs that have at least $25 million in plan assets;

•
Directors and officers of the Funds and other mutual funds managed by the Funds’ Advisor, Security Investors, LLC (the “Advisor”), or one or more of its affiliates, and directors, officers and employees of Guggenheim Partners, LLP and its affiliates;

•	Broker-dealer managed account or wrap programs that charge an asset-based fee, have program assets of at least $50 million, and invest in the Funds via omnibus accounts;

•	Registered investment adviser mutual fund wrap programs that charge an asset-based fee, have program assets of at least $50 million, and invest in the Funds via omnibus accounts;

•	Internal Revenue Code Section 529 college savings plan accounts;

•	Funds of Funds advised by the Advisor or its affiliates; and

•	Funds of Funds advised by unaffiliated investment advisers.

To purchase Institutional Class shares of a Fund, shareholders generally must invest a minimum amount of $2 million in the Fund or meet certain other eligibility criteria.

E-1

If an investor is deemed to be an “eligible investor” by virtue of an initial investment directly with the Funds’ transfer agent, MUFG Investor Services (US), LLC, or through a financial intermediary in an amount of $2 million or more, the investor’s account may be subject to a minimum account balance requirement of $1 million.

There are no minimum amount requirements for subsequent investments in the Funds except for subsequent investments made via Automated Clearing House (“ACH”).

The Funds reserve the right to waive the minimum initial investment amount, account balance, and certain other investor eligibility requirements at any time, with or without prior notice to shareholders. In addition, the minimum initial investment amount, account balance, and investor eligibility requirements for purchases of Institutional Class shares may be amended from time to time as reflected in the Funds’ then-current registration statement, as amended from time to time (the “Registration Statement”).

3.    EXCHANGE PRIVILEGES

Institutional Class shares of each Fund may be exchanged for Institutional Class shares of any other fund in the Guggenheim Investments family of funds, as identified in the Registration Statement, or for Money Market Class shares of the Rydex Series Funds U.S. Government Money Market Fund in accordance with the procedures disclosed in the Registration Statement, and subject to any applicable limitations resulting from the closing of Funds to new investors.

The Guggenheim Funds currently include all closed- and open-end funds (including all of their portfolios) advised by Security Investors, LLC (the “Advisor”), including each series of Rydex Series Funds and Rydex Dynamic Funds, and any funds that have an investment adviser or servicing agent that is an affiliated person of the Advisor.

4.    VOTING RIGHTS

Each Institutional Class shareholder will have one vote for each full Institutional Class share held and a fractional vote for each fractional Institutional Class share held. Institutional Class shareholders will have exclusive voting rights regarding any matter submitted to Institutional Class shareholders that relates solely to Institutional Class shares and will have separate voting rights on any other matter submitted to Institutional Class shareholders in which the interests of Institutional Class shareholders differ from the interests of holders of any other class.

5.    CONVERSION RIGHTS

Institutional Class shares do not have a conversion feature; provided, however, that the Trust reserves the right to convert a shareholder’s Institutional Class shares to Class H shares if such shareholder’s account balance falls below the minimum initial purchase amount.

E-2

EXHIBIT F

RYDEX SERIES FUNDS

CERTIFICATE OF CLASS DESIGNATION

MONEY MARKET CLASS SHARES

1.    CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

Money Market Class shares are sold without a sales charge or asset-based distribution or shareholder servicing fee.

2.    ELIGIBILITY OF PURCHASERS

Money Market Class shares are sold principally to clients of professional money managers (“financial intermediaries”) who (i) charge such clients an ongoing fee for advisory, investment, consulting or similar services, or (ii) have entered into an agreement with the Funds’ principal underwriter, Guggenheim Funds Distributors, LLC, to offer Money Market Class shares through a no-load network or platform, and to investors who take part in certain asset allocation investment programs. Money Market Class shares also are offered directly through the Funds’ transfer agent, MUFG Investor Services (US), LLC, and also through authorized securities brokers and other financial intermediaries.

Money Market Class shares held either directly with Guggenheim Investments or through a third party (e.g., a brokerage account) are not subject to a minimum initial investment amount or a minimum account balance.

The investor eligibility requirements may be amended from time to time as reflected in the Trust’s then- current registration statement, as amended from time to time (the “Registration Statement”).

3.    EXCHANGE PRIVILEGES

Money Market Class shares may be exchanged for shares of any class of any fund in the Guggenheim Investments family of funds, as identified in the Registration Statement, subject to the purchaser eligibility requirement of such share class and in accordance with the procedures disclosed in the Registration Statement and any applicable limitations resulting from the closing of Funds to new investors.

The Guggenheim Funds currently include all closed- and open-end funds (including all of their portfolios) advised by Security Investors, LLC (the “Advisor”), including each series of Rydex Series Funds and Rydex Dynamic Funds, and any funds that have an investment adviser or servicing agent that is an affiliated person of the Advisor.

4.    VOTING RIGHTS

Each Money Market Class shareholder will have one vote for each full Money Market Class share held and a fractional vote for each fractional Money Market Class share held. Money Market Class shareholders will have exclusive voting rights regarding any matter submitted to Money Market Class shareholders that relates solely to Money Market Class shares and will have separate voting rights on any other matter submitted to Money

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Market Class shareholders in which the interests of Money Market Class shareholders differ from the interests of holders of any other class.

5.    CONVERSION RIGHTS

Money Market Class shares do not have a conversion feature.

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EXHIBIT G

RYDEX SERIES FUNDS

CERTIFICATE OF CLASS DESIGNATION

CLASS P SHARES

1.    CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class P shares are subject to asset-based fees under a Distribution Plan (the “Class P Plan”) adopted pursuant to Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Class P Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to the Funds’ distributor, Guggenheim Funds Distributors, LLC (the “Distributor”), for providing distribution services, at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the Class P shares. The Distributor will use this fee to compensate service providers for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments.

2.    ELIGIBILITY OF PURCHASERS

Class P shares are offered primarily through broker-dealers and other financial firms with which the Distributor has an agreement for the use of the Funds in investment products, programs or accounts such as mutual fund supermarkets or other no transaction fee platforms.

Class P shares are subject to the following minimum initial investment amount:

•	$2,500 for all accounts

The minimum listed above may be modified or waived at the discretion of the Funds for certain financial firms that submit orders on behalf of their customers.

The investor eligibility requirements may be amended from time to time as reflected in the Trust’s then- current registration statement, as amended from time to time (the “Registration Statement”).

3.    EXCHANGE PRIVILEGES

Class P shares of each Fund may be exchanged for Class P shares of any other Rydex Series Fund or for Money Market Class shares of the Rydex Series Funds U.S. Government Money Market Fund in accordance with the procedures disclosed in the Registration Statement, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.    VOTING RIGHTS

Each Class P shareholder will have one vote for each full Class P share held and a fractional vote for each fractional Class P share held. Class P shareholders will have exclusive voting rights regarding any matter

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submitted to shareholders that relates solely to Class P shares (such as a distribution plan relating to Class P shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class P shareholders differ from the interests of holders of any other class.

5.    CONVERSION RIGHTS

Class P shares do not have a conversion feature.

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EXHIBIT H

RYDEX SERIES FUNDS

CERTIFICATE OF CLASS DESIGNATION

CLASS T SHARES

1.    CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

Class T shares are subject to asset-based fees under a Distribution Plan (the “Class T Plan”) adopted by the Board of Trustees pursuant to Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Class T Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Guggenheim Funds Distributors, LLC (the “Distributor”) for providing distribution services at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to Class T shares. The Distributor will use this fee to compensate other firms (“Service Providers”) for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments. Class T shares are typically sold with a front-end sales charge, as described in more detail in the Trust’s then-current registration statement, as amended from time to time (the “Registration Statement”).

2.    ELIGIBILITY OF PURCHASERS

Class T shares are offered through certain financial intermediaries with which the Distributor has an agreement to offer shares of the Funds.

The minimum initial and subsequent investment amounts will vary from intermediary to intermediary and will be based on the particular intermediary’s policies and procedures.

These minimum initial investment amounts and subsequent investment amounts may be modified or waived at the discretion of the Funds.

The investor eligibility requirements may be amended from time to time as reflected in the Registration Statement.

3.    EXCHANGE PRIVILEGES

Class T shares may be exchanged for Class T shares of any other fund in the Guggenheim Investments family of funds, as identified in the Registration Statement, or for Money Market Class shares of the Rydex Series Funds U.S. Government Money Market Fund in accordance with the procedures disclosed in the Registration Statement and subject to any applicable limitations resulting from the closing of Funds to new investors.

The Guggenheim Funds currently include all closed- and open-end funds (including all of their portfolios) advised by Security Investors, LLC (the “Advisor”), including each series of Rydex Series Funds and Rydex Dynamic Funds, and any funds that have an investment adviser or servicing agent that is an affiliated person of the Advisor.

H-1

4.    VOTING RIGHTS

Each Class T shareholder will have one vote for each full Class T share held and a fractional vote for each fractional Class T share held. Class T shareholders will have exclusive voting rights regarding any matter submitted to Class T shareholders that relates solely to Class T shares and will have separate voting rights on any other matter submitted to Class T shareholders in which the interests of Class T shareholders differ from the interests of holders of any other class.

5.    CONVERSION RIGHTS

Class T shares do not have a conversion feature.

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RULE 18F-3 MULTIPLE CLASS PLAN

SCHEDULE A

Fund	Investor Class Shares	Class A Shares	Class C Shares	Class H Shares	Class P Shares	Class T Shares	Institutional Class Shares	Money Market Class Shares
Nova Fund	X	X	X	X
Inverse S&P 500® Strategy Fund	X	X	X	X
NASDAQ-100® Fund	X	X	X	X
Inverse NASDAQ-100® Strategy Fund	X	X	X	X
Government Long Bond 1.2x Strategy Fund	X	X	X	X
Inverse Government Long Bond Strategy Fund	X	X	X	X
U.S. Government Money Market Fund*								X
Europe 1.25x Strategy Fund		X	X	X
Japan 2x Strategy Fund		X	X	X
Russell 2000® 1.5x Strategy Fund		X	X	X
Mid-Cap 1.5x Strategy Fund		X	X	X
Inverse Mid-Cap Strategy Fund		X	X	X
S&P 500® Pure Value Fund		X	X	X
S&P 500® Pure Growth Fund		X	X	X
S&P MidCap 400® Pure Value Fund		X	X	X
S&P MidCap 400® Pure Growth Fund		X	X	X
S&P SmallCap 600® Pure Value Fund		X	X	X
S&P SmallCap 600® Pure Growth Fund		X	X	X
Inverse Russell 200® Strategy Fund		X	X	X
Strengthening Dollar 2x Strategy Fund		X	X	X
Weakening Dollar 2x Strategy Fund		X	X	X
Banking Fund	X	X	X	X
Basic Materials Fund	X	X	X	X
Biotechnology Fund	X	X	X	X
Commodities Strategy Fund		X	X	X
Consumer Products Fund	X	X	X	X
Electronics Fund	X	X	X	X
Energy Fund	X	X	X	X

Fund	Investor Class Shares	Class A Shares	Class C Shares	Class H Shares	Class P Shares	Class T Shares	Institutional Class Shares	Money Market Class Shares
Energy Services Fund	X	X	X	X
Financial Services Fund	X	X	X	X
Health Care Fund	X	X	X	X
Internet Fund	X	X	X	X
Leisure Fund	X	X	X	X
Precious Metals Fund	X	X	X	X
Real Estate Fund		X	X	X
Retailing Fund	X	X	X	X
Technology Fund	X	X	X	X
Telecommunications Fund	X	X	X	X
Transportation Fund	X	X	X	X
Utilities Fund	X	X	X	X
Long Short Equity Fund		X	X		X	X	X
Multi-Hedge Strategies Fund		X	X		X	X	X
S&P 500® Fund		X	X	X
Russell 2000® Fund		X	X	X
High Yield Strategy Fund		X	X	X
Inverse High Yield Strategy Fund		X	X	X
Managed Futures Strategy Fund		X	X		X	X	X
Event Driven and Distressed Strategies Fund		X	X		X	X	X
Emerging Markets 2x Strategy Fund		X	X	X
Inverse Emerging Markets 2x Strategy Fund		X	X	X
Emerging Markets Bond Strategy Fund		X	X	X
Monthly Rebalance NASDAQ-100® 2x Strategy Fund		X	X	X
Dow Jones Industrial Average Fund		X	X	X

*
Effective June 15, 2012, the U.S. Government Money Market Fund no longer offers Investor Class shares, Advisor Class shares, Class A shares, Class C shares and Investor2 Class shares and instead offers a single share class, Money Market Class shares.

Additions noted in bold.